Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE
Contacts:
Timothy A. Bonang, Vice President of Investor Relations, or
Carlynn Finn, Manager of Investor Relations
(617) 796-8222
www.cwhreit.com

CommonWealth REIT Announces Results for the Periods

Ended June 30, 2010

Newton, MA (August 4, 2010): CommonWealth REIT (NYSE: CWH) today announced financial results for the quarter and six months ended June 30, 2010.

Results for the quarter ended June 30, 2010:

Funds from operations (FFO) available for common shareholders for the quarter ended June 30, 2010 was $60.2 million, or $0.93 per share basic and $0.92 per share diluted, compared to FFO available for common shareholders for the quarter ended June 30, 2009 of $63.9 million, or $1.14 per share basic and $1.11 per share diluted.

Net (loss) income available for common shareholders was $(2.7) million for the quarter ended June 30, 2010, compared to $46.9 million for the same quarter last year.  Net (loss) income available for common shareholders per share, basic and diluted, (EPS) for the quarters ended June 30, 2010 and 2009 was $(0.04) and $0.84, respectively.  Net loss for the quarter ended June 30, 2010 includes a loss of $21.5 million, or $0.33 per share, on asset impairment, partially offset by a gain of $11.5 million, or $0.18 per share, on sale of properties.  Net income for the quarter ended June 30, 2009 includes gains of $33.5 million, or $0.60 per share, from early extinguishment of debt and the sale of properties.

The weighted average number of basic and diluted common shares outstanding totaled 64,595,417 and 71,893,582, respectively, for the quarter ended June 30, 2010, and 55,924,176 and 63,222,340, respectively, for the quarter ended June 30, 2009.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

On June 14, 2010, CWH’s board of trustees approved a reverse stock split that resulted in a one for four combination of CWH’s common shares of beneficial interest, $0.01 par value per share, effective July 1, 2010.  The reverse stock split reduced the number of CWH’s issued and outstanding common shares from 258,385,241 to 64,596,310.  The number of CWH’s authorized common shares did not change.  As required, common share amounts presented for all periods have been restated to reflect the reverse stock split.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to FFO for the quarters ended June 30, 2010 and 2009 appears later in this press release.

Results for the six months ended June 30, 2010:

FFO available for common shareholders for the six months ended June 30, 2010 was $120.2 million, or $1.98 per share basic and $1.95 per share diluted, compared to FFO available for common shareholders for the six months ended June 30, 2009 of $126.7 million, or $2.26 per share basic and $2.19 per share diluted.

Net income available for common shareholders was $22.0 million for the six months ended June 30, 2010, compared to $77.4 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the six months ended June 30, 2010 and 2009 was $0.36 and $1.38, respectively.  Net income for the six months ended June 30, 2010 includes gains of $27.9 million, or $0.46 per share, from the sale of properties and the issuance of shares by equity investee, partially offset by a loss of $21.5 million, or $0.35 per share, on asset impairment.  Net income for the six months ended June 30, 2009 includes gains of $49.7 million, or $0.89 per share, from early extinguishment of debt and the sale of properties.

The weighted average number of basic and diluted common shares outstanding totaled 60,685,295 and 67,983,460, respectively, for the six months ended June 30, 2010, and 56,163,198 and 63,461,362, respectively, for the six months ended June 30, 2009.

A reconciliation of net income determined according to U.S. GAAP to FFO for the six months ended June 30, 2010 and 2009 appears later in this press release.

Occupancy and Leasing Results (excluding properties classified in discontinued operations):

As of June 30, 2010, 86.0% of CWH’s total square feet was leased, compared to 86.6% as of March 31, 2010 and 89.1% as of June 30, 2009.

CWH signed lease renewals for 968,000 square feet and new leases for 286,000 square feet during the quarter ended June 30, 2010 which had weighted average rental rates that were 6% below prior rents for the same space.  Average lease terms for leases signed during the second quarter of 2010 were 5.4 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended June 30, 2010 totaled $9.99 per square foot on average.

Recent Investment and Sale Activities:

Since April 1, 2010, CWH has acquired eight properties and it has entered agreements to acquire 11 additional properties for an aggregate purchase price of approximately $359.6 million, excluding closing costs; CWH has also entered agreements to sell 15 properties for an aggregate sale price of $231.0 million, excluding closing costs:

•      In April 2010, CWH closed on the previously disclosed acquisition of an office property located in Denver, CO with 248,493 square feet.  This property is 100% leased to RE/MAX Realty as its corporate headquarters through April 2028.  The purchase price was $75.0 million, excluding closing costs.

•      In April 2010, CWH closed on the previously disclosed acquisition of an office property located in Colorado Springs, CO with 77,411 square feet.  The property is 100% leased to two tenants for a weighted (by rents) average lease term of approximately 4.7 years.  The purchase price was $10.8 million, excluding closing costs.

•      As previously disclosed, in May 2010, CWH entered an agreement to acquire MacarthurCook Industrial Property Fund, an Australian listed property trust with units publicly traded on the Australian Securities Exchange under the symbol “MIF”.  MIF currently owns 10 industrial properties with approximately 1.4 million square feet which are approximately 90% leased to 16 tenants for a weighted (by rents) average lease term of approximately five years.  Based on current exchange rates, the total consideration is estimated to be approximately $80.6 million, excluding closing costs, and closing is expected during the second half of 2010.  CWH’s acquisition of MIF is conditioned upon approval of MIF’s unitholders and other customary conditions, including certain conditions applicable to cross border transactions such as various tax rulings; accordingly, these conditions may not be satisfied, the required approvals may not be obtained and this transaction may not close.

•      In June 2010, CWH closed on the previously disclosed acquisition of two office properties located in Carson, CA with 212,000 square feet.  These properties are 100% leased to Northrop Grumman through 2016.  The purchase price was $27.9 million, excluding closing costs.

•      In June 2010, CWH acquired two office properties located in Ann Arbor, MI with 410,410 square feet.  These properties are 88% leased to 16 tenants for a weighted (by rents) average lease term of approximately 7.6 years.  The purchase price was $65.2 million, excluding closing costs.

•      In July 2010, CWH acquired two office properties located in Stafford, VA with 117,949 square feet.  These properties are 90% leased to ten tenants for a weighted (by rents) average lease term of approximately 2.8 years.  The purchase price was $18.8 million, excluding closing costs.

•      In July 2010, CWH entered a purchase and sale agreement to acquire one office property located in Milwaukee, WI with 432,092 square feet.  This property is 94% leased to 29 tenants for a weighted (by rents) average lease term of 3.7 years.  The purchase price is $81.3 million, excluding closing costs.  CWH expects to acquire this property during the third quarter of 2010; however, this acquisition is subject to customary closing conditions and no assurance can be given that this acquisition will be consummated in that time period or at all.

•      As previously disclosed, in June 2010, CWH entered agreements with Government Properties Income Trust to sell 15 properties majority leased to the U.S. Government with approximately 1.9 million square feet for an aggregate sale price of $231.0 million, excluding closing costs.  In June and July 2010, CWH sold eight of these properties with 747,658 square feet for an aggregate sale price of $88.7 million, excluding closing costs.  The remaining seven properties with 1,124,206 square feet are subject to purchase and sale agreements for an aggregate sale price of $142.3 million, excluding closing costs.  The remaining sales are expected to close prior to March 31, 2011 and are subject to various contractual contingencies typical of large commercial property transactions; accordingly, CWH can provide no assurances that it will sell these properties.

Conference Call:

On Wednesday, August 4, 2010, at 1:00 p.m. Eastern Time, Adam Portnoy, Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the second quarter financial results.  Following the company’s remarks, there will be a short question and answer period.

The conference call telephone number is (888) 690-2876.  Participants calling from outside the United States and Canada should dial (913) 312-1456.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 4:00 p.m. Eastern Time on Wednesday, August 11, 2010.  To hear the replay, dial (719) 457-0820.  The replay pass code is 5349074.

A live audio webcast of the conference call will also be available in a listen only mode on CWH’s website, which is located at www.cwhreit.com.  Participants wanting to access the webcast should visit CWH’s website about five minutes before the call.  The archived webcast will be available for replay on CWH’s website for about one week after the call.  The recording and retransmission in any way of CWH’s second quarter conference call is strictly prohibited without the prior written consent of CWH.

Supplemental Data:

A copy of CWH’s Second Quarter 2010 Supplemental Operating and Financial Data is available for download at CWH’s website, www.cwhreit.com.

CommonWealth REIT is a real estate investment trust, or REIT, which primarily owns office and industrial properties located throughout the United States.  As of June 30, 2010, CWH owned 521 properties with 67.5 million square feet, including 17.9 million square feet of leased industrial and commercial lands in Oahu, Hawaii.  CWH is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition and for an explanation of our calculation of FFO.  CWH’s website is not incorporated as part of this press release.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•      THIS PRESS RELEASE STATES THAT WE HAVE ENTERED INTO AGREEMENTS TO ACQUIRE AND SELL PROPERTIES.  THESE AGREEMENTS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, SOME OR ALL OF THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(END)

CommonWealth REIT

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Rental income	$213,966	$212,777	$427,592	$429,748

Expenses:
Operating expenses	89,147	86,688	178,721	178,429
Depreciation and amortization	49,658	49,604	99,438	97,994
General and administrative	10,296	9,796	20,280	19,287
Acquisition costs (1)	1,103	489	1,413	748
Total expenses	150,204	146,577	299,852	296,458

Operating income	63,762	66,200	127,740	133,290

Interest and other income	447	363	1,565	508
Interest expense (including amortization of debt discounts, premiums and deferred financing fees of $1,874, $1,886, $3,805 and $3,528, respectively)	(46,281)	(44,267)	(92,763)	(88,126)
Loss on asset impairment	(21,491)	—	(21,491)	—
Gain on early extinguishment of debt	—	13,173	—	20,686
Equity in earnings of equity investments	2,305	861	4,644	861
Gain on issuance of shares by equity investee	—	—	16,418	—
Gain on sale of properties	11,504	—	11,504	—
Income from continuing operations before income tax expense	10,246	36,330	47,617	67,219
Income tax expense	(181)	(190)	(363)	(342)
Income from continuing operations	10,065	36,140	47,254	66,877
Discontinued operations:
(Loss) income from discontinued operations	(67)	3,170	41	6,800
Gain on sale of properties	—	20,306	—	29,051
Net income	9,998	59,616	47,295	102,728
Preferred distributions	(12,667)	(12,667)	(25,334)	(25,334)
Net (loss) income available for common shareholders	$(2,669)	$46,949	$21,961	$77,394

Calculation of Funds from Operations, or FFO (2):
Net income	$9,998	$59,616	$47,295	$102,728
Plus: depreciation and amortization from continuing operations	49,658	49,604	99,438	97,994
Plus: depreciation and amortization from discontinued operations	—	(11)	—	—
Plus: acquisition costs (1)	1,103	489	1,413	748
Plus: FFO from equity investments	4,429	1,170	8,424	1,170
Plus: loss on asset impairment	21,491	—	21,491	—
Less: gain on early extinguishment of debt	—	(13,173)	—	(20,686)
Less: gain on sale of properties	(11,504)	(20,306)	(11,504)	(29,051)
Less: equity in earnings of equity investments	(2,305)	(861)	(4,644)	(861)
Less: gain on issuance of shares by equity investee	—	—	(16,418)	—
FFO	72,870	76,528	145,495	152,042
Less: preferred distributions	(12,667)	(12,667)	(25,334)	(25,334)
FFO available for common shareholders	$60,203	$63,861	$120,161	$126,708

Weighted average common shares outstanding — basic	64,595	55,924	60,685	56,163
Weighted average common shares outstanding — diluted (3)	71,893	63,222	67,983	63,461

CommonWealth REIT

Consolidated Statements of Income and Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Per common share:
(Loss) income from continuing operations available for common shareholders — basic and diluted	$(0.04)	$0.42	$0.36	$0.74
Income from discontinued operations — basic and diluted	$—	$0.42	$—	$0.64
Net (loss) income available for common shareholders — basic and diluted	$(0.04)	$0.84	$0.36	$1.38
FFO available for common shareholders — basic	$0.93	$1.14	$1.98	$2.26
FFO available for common shareholders — diluted	$0.92	$1.11	$1.95	$2.19

Common distributions paid	$0.48	$0.48	$0.96	$0.96

(1)   Represents the closing costs associated with acquisitions that are expensed pursuant to the Business Combinations Topic of the FASB Accounting Standards CodificationTM.

(2)   We compute FFO as shown in the calculation above.  Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we exclude acquisition costs as described in Note 1 above, gains from equity investments, gain on early extinguishment of debt, loss on early extinguishment of debt unless settled in cash, and loss on asset impairment.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because, by excluding the effects of certain historical amounts, such as depreciation expense and items referred to above, FFO can facilitate a comparison of operating performance between periods and among REITs.  FFO does not represent cash generated by operating activities in accordance with U.S. generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  Also, some REITs may calculate FFO differently than us.

(3)   As of June 30, 2010, our 15,180 outstanding series D preferred shares were convertible into 7,298 common shares.  The effect of a conversion of our series D convertible preferred shares on income from continuing operations available for common shareholders per share is anti-dilutive to income, but dilutive to FFO for the quarters and six months ended June 30, 2010 and 2009.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net (loss) income available for common shareholders	$(2,669)	$46,949	$21,961	$77,394
Add - Series D convertible preferred distributions	6,167	6,167	12,334	12,334
Net income available for common shareholders — diluted	$3,498	$53,116	$34,295	$89,728

FFO available for common shareholders	$60,203	$63,861	$120,161	$126,708
Add - Series D convertible preferred distributions	6,167	6,167	12,334	12,334
FFO available for common shareholders — diluted	$66,370	$70,028	$132,495	$139,042

Weighted average common shares outstanding — basic	64,595	55,924	60,685	56,163
Effect of dilutive Series D preferred shares	7,298	7,298	7,298	7,298
Weighted average common shares outstanding — diluted	71,893	63,222	67,983	63,461

CommonWealth REIT

Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2010	2009

ASSETS
Real estate properties:
Land	$1,222,519	$1,237,842
Buildings and improvements	5,003,943	5,085,839
	6,226,462	6,323,681
Accumulated depreciation	(881,592)	(884,421)
	5,344,870	5,439,260
Properties held for sale	160,459	8,263
Acquired real estate leases, net	175,130	166,453
Equity investments	166,626	158,822
Cash and cash equivalents	33,443	18,204
Restricted cash	12,474	11,662
Rents receivable, net of allowance for doubtful accounts of $11,779 and $10,945, respectively	196,781	194,358
Other assets, net	115,235	124,299
Total assets	$6,205,018	$6,121,321

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$—	$110,000
Senior unsecured debt, net	2,259,137	2,258,466
Mortgage notes payable, net	620,137	624,184
Other liabilities related to properties held for sale	451	14
Accounts payable and accrued expenses	110,885	103,608
Acquired real estate lease obligations, net	44,549	47,348
Distributions payable	—	26,863
Rent collected in advance	30,150	30,366
Security deposits	22,090	23,097
Due to affiliates	9,096	8,309
Total liabilities	3,096,495	3,232,255

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series B preferred shares; 8 3/4% cumulative redeemable at par on or after September 12, 2007; 7,000,000 shares issued and outstanding, aggregate liquidation preference $175,000	169,079	169,079
Series C preferred shares; 7 1/8% cumulative redeemable at par on or after February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 64,596,310 and 55,965,060 shares issued and outstanding, respectively	646	560
Additional paid in capital	3,165,077	2,925,845
Cumulative net income	2,284,223	2,236,928
Cumulative common distributions	(2,607,589)	(2,576,582)
Cumulative preferred distributions	(407,930)	(382,596)
Accumulated other comprehensive (loss) income	(8,268)	2,547
Total shareholders’ equity	3,108,523	2,889,066
Total liabilities and shareholders’ equity	$6,205,018	$6,121,321